EXHIBIT 11.1



CINEPLEX ODEON CORPORATION

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Calculated in accordance with Canadian generally accepted accounting principles)

(In U.S. dollars, except number of shares)



			           		3 months ended	3 months ended		9 months ended		9 months ended
					           Sept. 30, 1996	Sept. 30, 1995		Sept. 30, 1996		Sept. 30, 1995
                -------------- --------------  --------------  --------------

Basic
-----

Net income/
(loss) (B)	    			($2,970,000)	  	$4,333,000   		($21,197,000) 		($25,923,000)
                  ============    ==========     =============   =============

Weighted average
outstanding common
and	subordinate
restricted voting
shares (C)    				176,765,000  		114,769,000     	159,007,000   		114,757,000
                  ===========    ===========      ===========     ===========


Net income(loss)
per share (B/C)   				($0.02)       	 	$0.04        		($0.13)        		($0.23)
                      =======         ======          =======          =======

Fully Diluted
-------------

Net income/
(loss)			        	($2,970,000)  		$4,333,000    		($21,197,000)	 ($25,923,000)

Imputed interest on
stock options converted
at beginning of year
(net of income tax
of nil)			                 	0 	(1)        	0 	(1)           	0 	(1)       	0 	(1)
                   -----------    -----------     ------------     -----------


Adjusted net
income/(loss) (E)	($2,970,000)   	$4,333,000 	   	($21,197,000) 	($25,923,000)
																		============    ==========      =============  =============


Weighted average
outstanding shares
- after all
conversions (F)			176,765,000 (2) 114,769,000 	(2)	159,007,000 	(2)	114,757,000 (2)
													     ===========     ===========      ===========      ===========

Net income(loss)
per share (E/F)	   			($0.02)         		$0.04        		($0.13)	        	($0.23)
																					========           =====          =======         ========

 (1) Imputed interest calculations would be anti-dilutive and therefore have been excluded in calculations.

 (2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations. Weighted average outstanding shares after all conversions would be 183,362,000 for the 3 months ended
 September 30, 1996, 122,611,000 for the three months ending
 September 30, 1995, 166,082,000 for the 9 months ending
 September 30, 1996 and 122,616,000 for the 9 months ending
 September 30, 1995.